Contact Information
                                                 Hawk Associates, Inc.
                                                 Frank N. Hawkins, Jr. or
                                                 Julie Marshall
                                                 Phone:  305-852-2383
                                                 E-mail: info@hawkassociates.com

FOR IMMEDIATE RELEASE:

                    Advanced Communications Agrees to Acquire
                    Controlling Interest in Pacific Magtron

           Transaction Will Be A Major Step In Creating New Vertically
                     Integrated Technology Service Business

New York, NY, December 10, 2004 -- Advanced Communications Technologies, Inc. (OTCBB: ADVC), a holding company with subsidiaries specializing in the repair of computers, peripherals and consumer electronics, and Pacific Magtron International Corp. (OTCBB: PMIC), a California-based distributor and reseller of computer systems, components, peripherals and software, announced today that Advanced Communications has agreed to acquire a 62% interest in the outstanding common stock of Pacific Magtron, pursuant to the terms of a stock purchase agreement among Advanced Communications and Ted Li and Cynthia Lee, controlling shareholders and executive officers of Pacific Magtron.

Under the terms of the agreement, Advanced Communications will purchase 6,454,300 shares of Pacific Magtron's common stock from Li and Lee at $0.077 per share, for a total purchase price of $500,000 payable by Advanced Communications' issuance of one-year promissory notes convertible into shares of Advanced Communications.

The parties expect the acquisition to close within the next 30 days. Completion of the transaction is subject to customary closing conditions, and to the conclusion of certain arrangements currently being negotiated with holders of the Series A Convertible Preferred Stock issued by Pacific Magtron, which is expected to include some principal reduction as well as adjustments to the terms of the convertible preferred stock. If the transaction closes on or before December 31, 2004, Advanced Communications would, on a consolidated basis, report consolidated assets of approximately $22 million.

Li co-founded Pacific Magtron in 1990 and has been its CEO since 1995. He has over 25 years of experience in the computer software and hardware arena and is responsible for Pacific Magtron's operations, financial activities and technical functions. Li will remain with Pacific Magtron as chief financial officer and chief operating officer under a three-year employment agreement.

Lee, who co-founded Pacific Magtron with Li, has over 20 years of experience in the computer manufacturer and reseller's marketplace and is responsible for Pacific Magtron's sales and purchasing operations. Lee will remain with Pacific Magtron as executive vice president under a two-year employment contract, primarily focusing on product procurement and business development in the Asian market and the Pacific Rim.

Wayne Danson, Advanced Communication's president and chief financial officer, said, "This represents another constructive step toward Advanced Communications' evolvement into a national vertically integrated service and technology business. Pacific Magtron complements our technology repair business, Cyber-Test, and this affiliation gives us the opportunity to improve our product sourcing, expand our customer base and strengthen our logistics. We expect the transaction will be accretive and will significantly strengthen our long-term growth prospects."

Li said, "We believe this affiliation offers outstanding prospects for all parties. We anticipate that it will broaden Pacific Magtron's opportunities for its customers and shareholders, and present significant opportunities for growth."

Lee added, "Building a stronger team is the way of the future. We believe that becoming a strong teammate of the Advanced Communications group will help us to strengthen our product offerings, provide additional resources and allow Pacific Magtron to better serve its customers."

Martin Nielson, president and chief executive officer of Encompass Group Affiliates, Advanced Communications' operating subsidiary, will assume the title of president and chief executive officer of Pacific Magtron upon closing of the stock purchase. Nielson said, "Pacific Magtron has had an excellent reputation as a major multimedia and storage peripheral distributor in Silicon Valley since its inception in 1990, has provided over 1,800 different microcomputer products to over 8,000 system integrators in the United States and abroad. Plus, it has a solid online reselling presence, livewarehouse.com, and a systems integration business in Georgia. An affiliation with Pacific Magtron and access to its network will give us a distribution engine that spans from East to West coast, an Asian presence and an expanded services offering."

"We intend to aggressively implement commercial programs between the companies to take full advantage of the synergistic opportunities, although Pacific Magtron will continue to operate as a separate public company and its stock will continue to trade on the over-the-counter bulletin board under the PMIC symbol upon completion of the transaction. We believe both companies will realize the expected commercial benefits and synergies of improved sales and profits, along with a reduction of costs. So we think this acquisition perfectly serves our stated expansion goals of becoming a leader in integrated technology and service," Nielson said.

In connection with the transaction, Pacific Magtron also announced that it has hired Rick Martin as executive vice president in charge of strategic business development and marketing. Martin has over 25 years of experience in product management, marketing, and distribution channel development with such companies as Compaq Computer, BusinessLand and Gap Stores. Most recently, Martin served as chairman and chief executive officer of Positive Communications, a privately held national wireless services provider.

About Pacific Magtron International Corp.

Pacific Magtron International Corp., based in Milpitas, Calif., is a publicly traded distributor, e-commerce reseller and system/solution provider of a wide range of systems, hardware components and software products, with online sales. Its customer base includes a wide spectrum of technology-based suppliers to the consumer, corporate, educational and government markets. Pacific Magtron offers over 1,800 different computer products from more than 50 vendors including a line of peripherals sold under its trademarked "EZ-Media" brand name. It has long-standing relationships with many of the industry's most recognizable and innovative computer peripheral manufacturers, including Microsoft, Sony, Plextor, Creative Labs, Adaptec, ATI, Kingston and Logitech, among others. Pacific Magtron also maintains and operates a system integration facility located in Norcross, Georgia. For more information, visit Pacific Magtron's website at http://www.pacificmagtron.com

About Advanced Communications Technologies, Inc. Advanced Communications Technologies, Inc. is a New York City-based public holding company that, through its wholly owned subsidiary and principal operating unit Encompass Group Affiliates, Inc., owns Cyber-Test, Inc., an established electronic equipment repair company based in Longwood, Fla. Through its wholly owned investment subsidiary Hudson Street Investments, Inc., Advanced Communications also owns a minority interest in Yorkville Advisors Management, LLC, an investment management partnership. For more information, visit Advanced Communications' website at http://www.advancedcomtech.net.

A profile for investors on Advanced Communications may be found at the website http://www.hawkassociates.com/advancedcommunications/profile.htm.

An online investor kit containing Advanced Communications' press releases, SEC filings, current price Level II quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com.

This release and oral statements made from time to time by the Company's representatives concerning the same subject matter may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plans," "intends," "believes," "will," "estimates," "forecasts," "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by the Company with the Securities and Exchange Commission, which should be considered together with any forward looking statement. No forward looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

                                       3